Exhibit 10.12.c
THIRD AMENDMENT
OF
FMC TECHNOLOGIES, INC. SAVINGS AND INVESTMENT PLAN
WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Savings and Investment Plan, as amended and restated effective January 1, 2013 (the “Plan”).
WHEREAS, the Company desires to amend the Plan to provide for (1) the full vesting of certain participant accounts and (2) the limited ability to roll over certain participant loans, both with respect to participants who cease to be employees of the Company effective April 30, 2014 as a result of the Company’s divestiture of its material handling products business to Syntron Material Handling, LLC, effective April 30, 2014; and
WHEREAS, the Third Amendment will supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;
NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows, effective as of April 30, 2014:
1.Section 4.2.9 of the Plan is hereby added to the Plan to read as follows:

Notwithstanding any other provision of the Plan, effective April 30, 2014, the Accounts of any Participant who ceased to be an employee of the Company effective as of April 30, 2014 as a result of the Company’s divestiture of its material handling products business to Syntron Material Handling, LLC, effective April 30, 2014, shall at all times be fully vested.
2.Section 6.7.6 of the Plan is hereby amended to add the following sentence to the end thereto to read as follows:

Notwithstanding the preceding, during the period commencing April 30, 2014 and ending July 31, 2014, a Participant who ceased to be an employee of the Company effective April 30, 2014 as a result of the Company’s divestiture of its material handling products business to Syntron Material Handling, LLC, effective April 30, 2014, shall be permitted to roll over the Participant’s outstanding loans in an eligible rollover distribution to an eligible retirement plan that is willing to accept such loan rollover.
IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 30th day of April, 2014.
FMC Technologies, Inc.

By:    /s/ Mark J. Scott
Its:    VP, Administration